SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-12

                          WYOMING OIL & MINERALS, INC.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)



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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and
         0-11.

         1)   Title of each class of securities to which transaction applies:

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         2)   Aggregate number of securities to which transaction applies:

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         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
         5) Total fee paid:

         ---------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


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     2)   Form, Schedule or Registration Statement No.:


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     3)   Filing Party:


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     4)   Date Filed:


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

                          WYOMING OIL & MINERALS, INC.
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     A special meeting of stockholders of Wyoming Oil & Minerals, Inc., a Wyoming corporation (the "Company"), will be held at the office of its subsidiary, Blue Star Acid Services, Inc., located at 820 East 7th Avenue, Eureka, Kansas on December 15, 2003, at 10:00 a.m., central time, for the following purposes:

     1. To consider and vote upon an amendment to the amended articles of incorporation of the Company to increase the authorized common stock of the Company from 25,000,000 shares to 50,000,000 shares.

     2. To consider and vote upon a reverse stock split of outstanding common stock on a 1 for 10 basis.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Company currently has 25,000,000 authorized shares of common stock and 2,000,000 authorized shares of preferred stock. If the first proposal is adopted, the authorized capital of the Company will consist of 50,000,000 shares of common stock and 2,000,000 shares of preferred stock.

     Only stockholders of record on the books of the Company at the close of business on November 3, 2003 are entitled to notice of and to vote at the special meeting.

     SHAREHOLDERS ARE OR MAY BE ENTITLED TO ASSERT DISSENTERS' RIGHTS UNDER RELEVANT PROVISIONS OF THE WYOMING BUSINESS CORPORATION ACT. SEE THE DISCUSSION OF DISSENTERS' RIGHTS IN THE ACCOMPANYING PROXY STATEMENT FOR A DESCRIPTION OF THOSE DISSENTERS' RIGHTS. A COPY OF TITLE 17, CHAPTER 16, ARTICLE 13 OF THE WYOMING STATUTES, DESCRIBING DISSENTERS RIGHTS, IS ATTACHED TO THESE PROXY MATERIALS FOR YOUR REVIEW.

     All stockholders are cordially invited and urged to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PRE-ADDRESSED RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE. If you attend the meeting, you can revoke your proxy and vote in person.

     A proxy statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                     By Order of the Board of Directors,

                                     /s/ Raymond E. McElhaney
                                     ------------------------
                                     Raymond E. McElhaney, Secretary
                                     November 10, 2003

                                PROXY STATEMENT

                          WYOMING OIL & MINERALS, INC.

                               Proxy Statement for
                         Special Meeting of Stockholders
                              on December 15, 2003

                 Information Concerning Solicitation and Voting

General

     This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Wyoming Oil & Minerals, Inc., a Wyoming corporation (the "Company"), for use at a special meeting of stockholders of the Company to be held at the office of its subsidiary, Blue Star Acid Services, Inc., 820 East 7th Avenue, Eureka, Kansas on December 15, 2003 at 10:00 a.m., central time, and at any and all adjournments of such meeting, for the purposes set forth herein and in the accompanying notice of special meeting. This proxy statement and the enclosed form of proxy are first being sent to stockholders entitled to vote on or about November 12, 2003.

Solicitation

     The cost of the meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by the Company. The Company may use the services of its directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses, which they may incur in so doing.

Voting Rights and Outstanding Stock

     Only holders of record of the Company's common stock, par value $.01 per share, on November 3, 2003 are entitled to receive notice and to vote at the special meeting. Each share of common stock is entitled to one vote on each matter voted upon at the special meeting. At the close of business on November 3, 2003, there were a total of 12,775,616 shares of common stock outstanding.

     The presence in person or by proxy of not less than a majority of the outstanding common stock will constitute a quorum for the transaction of business at the special meeting.

     Brokers who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes on non-routine proposals are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the proposed amendment to the articles of incorporation, the proposed stock split or any other matter voted on at the special meeting because they will not be counted as votes for or against any matter.

Revocability of Proxies

     If the enclosed proxy is properly executed and returned in time to be voted at the special meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR the adoption of the amendment to the amended articles of incorporation authorizing an increase in the amount of authorized common stock and FOR the proposal authorizing the reverse stock split of 1 share for 10.

     Stockholders who execute proxies for the special meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Specific Proposals

Proposal #1:

     TO AUTHORIZE AN AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION OF THE COMPANY INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY FROM 25,000,000 SHARES TO 50,000,000 SHARES.

     On October 9, 2003 and as revised on November 6, 2003, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to increase the number of authorized shares of common stock to 50,000,000 shares. Pursuant to the increase in authorized common stock, the number of shares of common stock remaining available for issuance would increase to 37,224,384 shares, without giving effect to the proposed stock split.

     If our stockholders approve the increase of authorized common stock at the special meeting, articles of amendment to the articles of incorporation would be filed with the Wyoming Secretary of State, and the amendment would take effect.

Proposal #2:

     TO AUTHORIZE A REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK BY A FACTOR OF 10.

     On October 9, 2003, and as revised on November 6, 2003, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a reverse stock split of 1 share for every 10 shares of our common stock outstanding. Pursuant to the reverse stock split, each 10 outstanding shares of our common stock on the date of the reverse stock split will automatically be converted into one share of our common stock. The reverse stock split will not change the number of shares of our common stock we are authorized to issue, but will simply decrease the number of shares of our common stock issued and outstanding.

Purpose and Effect of the Proposed Increase in Authorized Common Stock and the Reverse Stock Split

Proposal # 1:

     The Board of Directors is of the opinion that the proposed amendment to the amended articles of incorporation is in the best interest of the Company and its stockholders. The increase in authorized common stock will have no immediate effect on the rights of existing stockholders. However, to the extent that additional shares of common stock are issued in the future, they will decrease the existing stockholders' percentage of ownership and depending on the price at which they are issued, could be dilutive to the existing stockholders. Each additional share of common stock issued will have the same rights and privileges as each share of common stock currently issued. At this time, the Board of Directors has no intent to issue the additional shares proposed to be authorized.

     If the increase in authorized common stock is approved by the stockholders, it will increase the amount of stock we are authorized to issue in the future, without taking into effect the proposed reverse stock split. The stock split may further increase the amount of shares that we are authorized to issue in the future because the amount of outstanding common stock will be reduced. Under relevant provisions of our articles of incorporation, statutes of the State of Wyoming and rules of the National Association of Securities Dealers, Inc., we are not obligated to solicit stockholder approval to issue any additional shares in the future.

     The potential increase in our common stock in conjunction with the proposed increase in our authorized common stock may dilute existing stockholders' interest in the Company, including voting rights. The issuance of additional shares authorized by the increase will dilute existing stockholders' voting interest. In addition, the issuance of the newly authorized common stock, may be dilutive of the existing book value per share, depending on the price at which stock may be issued in the future.

     However, the increase in the authorized common stock will allow the Company greater flexibility to enter into future financing opportunities. The increase in authorized common stock will provide the Company with greater flexibility to raise additional working capital. This additional working capital may be needed for possible mergers with other companies and/or the acquisition of additional assets in the future, as well as our existing capital needs.

     We are currently investigating opportunities to acquire assets or operations of other entities, either within or outside our existing business in the oil and gas industry. While we currently have no arrangement with any third party to consummate such a transaction, we believe that the proposed amendment will provide additional flexibility in structuring and closing a future business opportunity. An increase in our authorized capital would provide additional currency in the form of our common stock with which to acquire the assets or operations of other entities. We would also have available additional shares to offer for cash with which to acquire additional assets or operations.

Proposal # 2:

     The Board of Directors is of the opinion that the proposal to effect the reverse stock split is advisable and in the best interests of the Company and its stockholders. The Board of Directors of the Company believes that the relatively low market price of the common stock may impair the acceptability of the common stock to members of the investing public.

     The effect of the reverse stock split upon the market price for our common stock cannot be predicted. There can be no assurance that the market price per new share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of old shares of our common stock outstanding resulting from the reverse stock split. The reverse stock split will, however, increase the amount of stock available for issuance in the future, as the amount of issued and outstanding common stock will be reduced, increasing by a corresponding amount the shares available for issuance in the future.

     The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. With the exception of persons who would receive less than one share, all fractional shares will be rounded up and one whole share will be issued. Shareholders who would otherwise receive less than one share will be paid cash based on the closing bid price on the day the proposal receives stockholder approval. This will allow stockholders to cash out in a transaction that will have no brokerage expenses or other costs and thereafter, they will have no ownership in the Company. The cashing out of stockholders receiving less than one share will not result in there being less than 300 stockholders.

     Upon the effectiveness of the reverse stock split, the number of shares owned by each holder of common stock will be decreased in the ratio of 1 remaining share for each 10 shares of common stock owned immediately prior to the reverse stock split. To the extent that none of the additional authorized common stock resulting from the reverse split is issued, the per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding. If any of the increased authorized common stock is issued, the per share loss and net book value of our common stock will be decreased.

     The increase in our authorized common stock in conjunction with the reverse stock split may dilute existing stockholders' interest in the Company, including voting rights if the additional stock is issued. In addition, the issuance of the newly authorized common stock, in conjunction with the reverse stock split, may be dilutive of the existing book value per share, depending on the price at which stock may be issued in the future.

     The reverse split may result in some stockholders owning "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions of round lots of even multiples of 100 shares.

     As of the date of record, close of business on November 3, 2003, the Company had approximately 1,780 stockholders of record. Pursuant to the proposed increase in authorized common stock and the reverse stock split, the par value of the common stock will remain $.01 per share.

Manner of Effecting the Increase in Authorized Common Stock and Reverse Stock Split and Exchange of Stock Certificates

     In the event our stockholders approve Proposal # 1, we will effect the increase by filing articles of amendment with the Secretary of the State of Wyoming as soon as reasonably practical after the special meeting.

     In the event our stockholders approve Proposal # 2, the reverse split will be implemented following the requisite 10-day written notice to the NASD and any other necessary notification. Certificates of stock representing old shares may be exchanged for certificates representing new shares at the first time they are presented to the transfer agent for transfer after the proposal is approved. However, there is no need for stockholders to deliver certificates to the transfer agent to exchange for new shares unless such stockholder will own less than one share after the split. For those stockholders that will be cashed out as a result of the reverse stock split, you will receive a check from the transfer agent upon turning in your certificate if the certificate is held by you. Otherwise, your brokerage account will automatically be credited. The amount received will be based on the following formula: fraction of shares owned X closing bid price (on the day the proposal is approved) = amount of check or credit.

Rights of Appraisal

     Under the Wyoming corporation law, stockholders who will be cashed out as a result of the reverse stock split (those entitled to receive less than one share after the split) are entitled to dissent and demand payment for the fair value of their shares. A copy of Title 17, Chapter 16, Article 13 of the Wyoming statutes is attached hereto. We will provide to any stockholder seeking to dissent all of the necessary documents required for that purpose upon reasonable request to us. We do not expect to receive any requests by dissenters as we believe that the fair value of the stock will be equal to the market price that we will use to calculate the payment.

Certain Federal Income Tax Consequences

     We believe that the federal income tax consequences of the increase in authorized common stock and reverse stock split to holders of old shares and holders of new shares will be as follows:

     1. Except as set forth in 5 below, no gain or loss will be recognized by a stockholder on the surrender of the old shares or receipt of a certificate representing new shares.

     2. Except as set forth in 5 below, the aggregate tax basis of the new shares will equal the aggregate tax basis of the old shares exchanged therefore.

     3. Except as set forth in 5 below, the holding period of the new shares will include the holding period of the old shares if such old shares were held as capital assets.

     4. The conversion of the old shares into the new shares will produce no gain or loss to us.

     5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

     Our beliefs regarding the tax consequences of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

     This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

     The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he resides.

     The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

Risks Associated with the Reverse Stock Split

     We will not recognize any gain or loss as a result of the reverse split.

     This proxy statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse stock split, the timing of the proposed reverse stock split and the potential benefits of a reverse stock split. The words "believe," "expect," "will," "may," "anticipate,"

"estimates," "continue" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

Interest of Certain Persons in Opposition to Matters to be Acted Upon

     We are not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director or associate of the foregoing persons in any matter to be acted on, as described herein.

Transaction of Other Business

     The Board of Directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Security Ownership of Certain Beneficial Owners and Management

     As of the November 3, 2003, there were a total of 12,775,616 shares of our common stock outstanding, the only class of voting securities currently outstanding. There are no options or warrants outstanding.

     The following tabulates holdings of our common stock as of November 3, 2003 by each person who holds of record, or is known by management to own beneficially, more than five percent of the voting securities outstanding and, in addition, by all directors and officers of the Company individually and as a group. All ownership of securities is direct ownership unless otherwise indicated. All addresses of the officers and directors are located at our address at 5525 Erindale Dr., Suite 201, Colorado Springs, Colorado 80918 unless otherwise indicated.

     Officers and Directors                  No. of Shares   % of Shares Owned
     ----------------------                  -------------   -----------------
     Raymond E. McElhaney(1)                   1,038,500            8.13%

     Bill M. Conrad                              982,000            7.69%

     Jubal S. Terry                              315,000            2.47%
     3000 Youngfield, Suite 338
     Lakewood, CO 80215

     Officers and Directors as a group(1)      2,335,500           18.29%
     (3 individuals)

         5% stockholders
         ---------------
         John D. McKey, Jr.(2)                 1,540,000           12.05%
         7737 S.E. Loblolly Bay Dr.
         Hobe Sound, FL 33455

         Candace McKey(3)                      1,540,000           12.05%
         7737 S.E. Loblolly Bay Dr.
         Hobe Sound, FL 33455
----------------------------------------
     1 Includes 67,500 shares owned jointly by Mr. McElhaney and Tamara D. McElhaney, his wife.

     2 Includes 575,000 shares owned by Mr. McKey's wife, Candace McKey, of which he disclaims beneficial ownership.

     3 Includes 965,000 shares owned by Mrs. McKey's husband, John D. McKey, Jr. of which she disclaims beneficial ownership.
-----------------------------------------
Changes in Control

     We know of no arrangements, including the pledge of any of our securities, which may result in a change of control in the future.

Certain Relationships and Related Party Transactions

     During the year ended February 28, 2003, Messrs. McElhaney and Conrad, our executive officers and directors, advanced money to us to meet short term working capital requirements. The amounts totaled $135,000 at year-end, half of which was advanced by each person. All amounts outstanding were repaid subsequent to the end of the year, with interest totaling $6,549 at the rate of seven percent.

     Our subsidiary, Skyline, shares office space with a company owned by an affiliate of that entity's President. We paid $413 each month during fiscal 2003 pursuant to this arrangement.

     Our Board of Directors believes that these transactions were on terms no less favorable than could be obtained from an unaffiliated third party.

Recommendation of the Board of Directors

     The Board of Directors will offer the following resolutions at the Special
Meeting:

     RESOLVED, that the Board of Directors is empowered, without further action of the stockholders of the Company, to file an amendment to the articles of incorporation of the Company to increase the authorized shares of common stock of the Company to 50,000,000, to effect a 1 for 10 reverse stock split of the Company's outstanding shares of common stock, par value $.01, and that the

President, Secretary or other officer designated by the President, and each of them be, and hereby is empowered to take any and all action necessary to effectuate the foregoing.

     Approval of the increase in authorized common stock and the approval of the reverse stock split require that the number of votes cast in favor of the action exceeds the votes cast opposing the action.

     Our Board of Directors recommends that you vote "FOR" approval of the increase in authorized common stock and the approval of the reverse stock split.

Stockholder Proposals for the 2004 Annual Meeting

     Stockholders who wish to submit a proposal for action at the 2004 annual meeting of stockholders must do so in accordance with the regulations of the Securities and Exchange Commission ("SEC"). Under SEC rules, stockholders intending to present a proposal at the annual meeting in 2004 and have it included in our proxy statement must submit the proposal in writing to Wyoming Oil & Minerals, Inc., c/o Raymond E. McElhaney, no later than March 15, 2004.

     Stockholders intending to present a proposal at the annual meeting in 2004, but not to include the proposal in our proxy statement, must comply with the requirements set forth in Regulation 14a-8 of the Securities and Exchange Act of 1934 (the "Exchange Act"). The Exchange Act requires, among other things, that a stockholder must submit a written notice of intent to present such a proposal that is received by our Secretary no less than 120 days prior to the anniversary of the first mailing of the Company's proxy statement for the immediately preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the annual meeting in 2004 no later than a reasonable time prior to mailing of our proxy statement, estimated to be June 15, 2004. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. The form of proxy and this proxy statements have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                            BY ORDER OF THE BOARD OF DIRECTORS:


                                            /s/ Raymond E. McElhaney
                                            ------------------------
                                            Raymond E. McElhaney, Secretary
                                            November 10, 2003

PROXY

                          WYOMING OIL & MINERALS, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                                December 15, 2003
                                   10:00 A.M.

     The undersigned hereby appoints Bill M. Conrad, Raymond E. McElhaney, or either of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the special meeting of the Company's stockholders to be held at the address of the Company's subsidiary, Blue Star Acid Services, Inc., at 820 East 7th Avenue, Eureka, Kansas on December 15, 2003 at 10:00 a.m., central time.

     This proxy is revocable and will be voted as directed, but if you do not provide instructions, this proxy will be voted FOR Proposals # 1 and # 2. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy in accordance with his judgment of the best interests of the Company and its stockholders.

     So that your vote may be represented at the special meeting, please complete and sign this proxy as soon as possible. You may return this proxy in the enclosed postage-paid envelope or you may fax it to the Company at (719) 260-8516.

     The Board of Directors recommends a vote FOR adoption of the amendment to the amended articles of incorporation to increase in the number of authorized common shares of the Company to 50,000,000.

     [X] Please indicate your votes by placing an "X" in the corresponding box.

   ADOPTION OF AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO INCREASE THE
            COMPANY'S SHARES OF AUTHORIZED COMMON STOCK TO 50,000,000
                                 (Proposal # 1)

Indicate your vote with respect to adoption of the proposed amendment to the articles of incorporation.

         [  ] FOR the proposed amendment to the articles of incorporation

         [  ] AGAINST the proposed amendment to the articles of incorporation

         [ ] ABSTAIN with respect to the proposed amendment to the articles of incorporation

The Board of Directors recommends a vote FOR the reverse stock split of the Company's outstanding common stock by a factor of 10.

     [X] Please indicate your votes by placing an "X" in the corresponding box.



                         ADOPTION OF REVERSE STOCK SPLIT
                                 (Proposal # 2)

Indicate your vote with respect to authorizing the reverse stock split.

         [  ] FOR the reverse stock split

         [  ] AGAINST the reverse stock split

         [  ] ABSTAIN with respect to the reverse stock split



     The undersigned acknowledges receipt from the Company of (1) the notice of special meeting of stockholders dated November 10, 2003, and (2) the proxy statement dated November 10, 2003.



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Signature of Stockholder or Authorized Person:



----------------------------------------------
Title (if applicable):



Date:
     -----------------------------------------

INSTRUCTIONS: If you are signing as an individual, please sign exactly as your name appears in the box below. If you are signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other authorized person, please give your full title. If shares are held jointly, either stockholder may sign but only one signature is required.

                                  ARTICLE 13
                               DISSENTERS' RIGHTS


    17-16-1301. Definitions.

     (a)  As used in this article:

     (i) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

     (ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

     (iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

     (iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

     (v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

     (vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

     (vii) "Shareholder" means the record shareholder or the beneficial shareholder.

    17-16-1302.  Right to dissent.

     (a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

               (A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

               (B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

          (ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

          (iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:


               (A) Alters or abolishes a preferential right of the shares;

               (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;


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               (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.


          (v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.


     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


    17-16-1303.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.


     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (i) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.



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    17-16-1320.  Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.


     (b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322.


    17-16-1321.  Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.


     (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under this article.


    17-16-1322.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.


     (b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:


          (i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

          (ii) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

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          (iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
     (60) days after the date the notice required by subsection (a) of this section is delivered; and

          (v) Be accompanied by a copy of this article.

    17-16-1323.  Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.


     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.


     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.


    17-16-1324.  Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.


     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.


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    17-16-1325.  Payment.

     (a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.


     (b) The payment shall be accompanied by:

          (i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (ii) A statement of the corporation's estimate of the fair value of the shares;

          (iii) An explanation of how the interest was calculated;

          (iv) A statement of the dissenter's right to demand payment under W.S. 17-16-1328; and

          (v) A copy of this article.

    17-16-1326.  Failure to take action.

     (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.


     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure.


    17-16-1327.  After-acquired shares.

     (a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

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     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328.


    17-16-1328.  Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:


          (i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (ii) The corporation fails to make payment under W.S. 17-16-1325 within sixty (60) days after the date set for demanding payment; or

          (iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.


     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.


    17-16-1330.  Court action.

     (a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding

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within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.


     (b) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.


     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.


     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.


     (e) Each dissenter made a party to the proceeding is entitled to judgment for:

          (i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

          (ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327.


    17-16-1331.  Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs

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
against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.


     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:


          (i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

          (ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.


     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.



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